EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1997       1996       1997        1996

Earnings Per Common Share:

Net Income      $ 1,185    $   631    $   2,532   $  2,230

Weighted
average shares
outstanding         992        994          992        994

Earnings Per
Common Share    $  1.19    $   .63    $    2.55   $   2.24



                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1997       1996       1997        1996

Primary Earnings Per Common Share:

Net Income      $ 1,185    $   631    $  2,532    $ 2,230

Weighted
average shares
outstanding         992        994         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          3          2           2          2

Total Shares        995        996         994        996

Earnings Per
Common Share    $  1.19    $   .63    $   2.55    $  2.24




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1997       1996       1997        1996

Fully Diluted Earnings Per Common Share:

Net Income      $ 1,185    $   631    $  2,532    $ 2,230

Weighted
average shares
outstanding         992        994         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          3          2           3          2

Total Shares        995        996         995        996

Earnings Per
Common Share    $  1.19    $   .63    $   2.54    $  2.24